Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-146463),

(2) Registration Statement (Form S-3 No. 333-155692),

(3) Registration Statement (Form S-8 No. 333-156371) pertaining to the 2007 Long-Term Incentive Compensation Plan,

(4) Registration Statement (Form S-3 No. 333-156997),

(5) Registration Statement (Form S-3 No. 333-124712),

(6) Registration Statement (Form S-3 No. 333-161587),

(7) Registration Statement (Form S-3 No. 333-175394),

(8) Registration Statement (Form S-3 No. 333-176607), and

(9) Registration Statement (Form S-3 No. 333-196265);

of our reports dated March 11, 2015, with respect to the consolidated financial statements of PharmAthene, Inc. and the effectiveness of internal control over financial reporting of PharmAthene, Inc. included in this Annual Report (Form 10-K) of PharmAthene, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 11, 2015